Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$7,162,930
Unrealized Gain (Loss) on Market Value of Commodity Futures	(3,972,950)
Dividend Income	298,002
Interest Income	217,338
ETF Transaction Fees	1,750
Total Income (Loss)	$3,707,070

Expenses
General Partner Management Fees	$78,130
Professional Fees	35,104
Brokerage Commissions	7,860
Directors' Fees and insurance	6,046
Total Expenses	$127,140
Net Income (Loss)	$3,579,930

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/24	$138,672,494
Withdrawals (500,000 Shares)	(14,321,760)
Net Income (Loss)	3,579,930

Net Asset Value End of Month	$127,930,664
Net Asset Value Per Share (4,300,000 Shares)	$29.75

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596